
Underwriting#   Underwriting                    Purchased From         Amount of shares      % of Underwriting      Date of Purchase
                                                                          Purchased


1               Cablevision Systems, Inc.       Merrill Lynch             1,250,000                0.250%               12/05/97
2               Cablevision Systems, Inc.       Bear Stearns              1,500,000                0.500%               02/03/98
3               Yorkshire Power Financial       Merrill Lynch             4,000,000                0.615%               02/19/98
4               Beckman Coulter                 Merrill Lynch             1,500,000                0.375%               02/25/98
5               R&B Falcon Corp.                First Boston              1,000,000                0.091%               04/08/98
6               Tenet Healthcare Corporation    Donaldson, Lufkin         6,500,000                0.542%               05/08/98
                                                  & Jenrette
7               Owens-Illinois, Inc.            Salomon Smith Barney      1,250,000                0.227%               05/14/98
8               Tyco International Group, S.A.  J.P. Morgan               6,000,000                0.300%               06/04/98
                         Notes
9               Federal Mogul Corp.             First Boston              5,000,000                0.500%               06/25/98


Other Firms participating in Underwriting

Underwriting for #1
-------------------

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.

Underwriting for #2
-------------------

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.
Salomon Brothers Inc.

Underwriting for #3
-------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co., Incorporated
UBS Securities LLC

Underwriting for #4
-------------------

Merrill Lynch & Co.
Salomon Smith Barney
Citicorp Securities, Inc.
Credit Suisse First Boston
Morgan Stanley Dean Witter
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
Goldman, Sachs & Co.

Underwriting for #5
-------------------

Credit Suisse First Boston Corporation
Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & co. Incorporated

Underwriting for #6
-------------------

Donaldson, Lufkin & Jenrette
Merrill Lynch & Co.
J.P. Morgan & Co.
Morgan Stanfey Dean Witter
Salomon Smith Barney
Deutsche Morgan Grenfell
BancAmerica Robertson Stephens

Underwriting for #7
-------------------

Morgan Stanley Dean Witter
Credit Suisse First Boston
First Chicago Capital Markets, Inc.
Goldman, Sach & Co.
Lehman Brothers

Underwriting for #8
-------------------

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
BT Alex Brown Incorporated
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
ABN AMRO Incorporated
Credit Lyonnais Securities (USA) Inc.
First Union Capital Markets Corp.
Scotia Capital Markets (USA) Inc.
Bear, Stearns & Co. Inc.
Citicorp Securities, Inc.
PaineWebber Incorporated
UBS Securities LLC
BancAmerica Robertson Stephens
BNY Capital Markets, Inc.
Commerzbank Capital Markets Corporation

Underwriting for #9
-------------------

Chase Securities Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
BNY Capital Markets, Inc.
BancAmerica Robertson Stephens
Credit Lyonnais Securities (USA) Inc.
First Chicago Capital Markets, Inc.
First Union Capital Markets Corp., a division of Wheat First Securities, Inc. Scotia Capital Markets (USA) Inc.